EXHIBIT 99.2
News
For Immediate Release April 26, 2006	Contact:
Rick B. Honey (212) 878-1831

MINERALS TECHNOLOGIES INC. DECLARES QUARTERLY DIVIDEND
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NEW YORK, April 26--Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on June 9, 2006 to stockholders of record on May 26, 2006.

          Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $995.8 million in 2005.

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For further information about Minerals Technologies Inc. look on the Internet at http://www.mineralstech.com